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                                                            Rule 424(b)(2)
                                                            File No. 33-644

               PRICING SUPPLEMENT  NO.  55  DATED   October 1, 1997
                                       ----        -------------------

               (To Prospectus dated December 7, 1995 as supplemented
                  by Prospectus Supplement dated December 27, 1995)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series D

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                                -------------------

Trade Date:         October 1, 1997Issue Price:     99.500%
                   ------------------             --------------
Original Issued Date:  October 6, 1997Principal Amount:  $250,000.00
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                                   Interest Rate
Maturity Date:      October 7, 2002  Per Annum:        6.31%
                   ------------------             --------------

Redemption:

          Check box opposite applicable paragraph.

               [X]   The Notes cannot be redeemed prior to maturity

               [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:


Additional Terms:
CUSIP - 57183HEZ0